Exhibit (a)(1)(F)
SHAREHOLDER MUST COMPLETE SUBSTITUTE W-9 BELOW
PAYER’S NAME:
Part I Taxpayer Identification No. — For All Accounts

SUBSTITUTE FORM W-9 Department of Treasury Internal Revenue Service Payer’s Request for taxpayer Identification Number (TIN)	Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If awaiting a TIN, write “Applied For” in the space at the right and complete the Certificate of Awaiting Taxpayer Identification Number below. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.		Part II — For Payees Exempt From Backup Withholdings, see enclosed Guidelines.

Social Security Number OR

Employer Identification Number

Check appropriate box:
☐	Individual/Sole Proprietor

☐	Corporation

☐	Partnership

☐	Limited liability company. Enter tax classification (D = disregarded entity, C = corporation, P = partnership) >

☐	Other (specify)

☐	Exempt from Backup Withholding

Part III Certification—Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien). Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:

Address:

Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a Taxpayer Identification Number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all payments made to me pursuant to this Offer to Purchase shall be retained until I provide a Taxpayer Identification Number to the Payor and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature:

Date:

NOTE: Failure to complete and return this form may result in backup withholding of any payments made to you pursuant to this Offer. Please review the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional details.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9
Guidelines for Determining the Proper Identification Number to Give the Payer—Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

Give the
SOCIAL SECURITY
For this type of account:	number of:

1. An individual	The individual

2. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)

3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

4. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee (1)

b. So-called trust account that is not a legal or valid trust under state law	The actual owner (1)

5. Sole proprietorship or single-owner LLC	The owner (3)

Give the EMPLOYER IDENTIFICATION
For this type of account:	number of:

6. Disregarded entity not owned by an individual	The owner

7. A valid trust, estate or pension trust	The legal entity (4)

8. Corporate or LLC electing corporate status on Form 8832	The corporation

9. Association, club, religious, charitable, educational or other tax-exempt organization	The organization

10. Partnership or multi-member LLC	The partnership

11. A broker or registered nominee	The broker or nominee

12. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

(2)	Circle the minor’s name and furnish the minor’s SSN.

(3)	You must show your individual name and you may also enter your business or “doing business as” name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

(4)	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)
Note: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.
Obtaining a Number
If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (“IRS”) and apply for a number. These forms can also be obtained from the IRS’s website (http://irs.gov/formspubs/index.html).
Payees Exempt from Backup Withholding
Payees specifically exempted from backup withholding on all payments include the following:
1.	An organization exempt from tax under section 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), an individual retirement plan or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

2.	The United States or any of its agencies or instrumentalities.

3.	A state, the District of Columbia, a possession of the United States or any of their subdivisions or instrumentalities.

4.	A foreign government, a political subdivision of a foreign government or any of their agencies or instrumentalities.

5.	An international organization or any of their agencies or instrumentalities.
Other payees that may be exempt from backup withholding include:
6.	A corporation.

7.	A foreign central bank of issue.

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia or a possession of the United States.

9.	A futures commission merchant registered with the Commodity Futures Trading Commission.

10.	A real estate investment trust.

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940.

12.	A common trust fund operated by a bank under section 584(a) of the Code.

13.	A financial institution.

14.	A middleman known in the investment community as a nominee or custodian.

15.	A trust exempt from tax under section 664 or described in section 4947 of the Code.
Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
•	Payments to nonresident aliens subject to withholding under section 1441 of the Code.

•	Payments to partnerships not engaged in a trade or business in the United States and that have at least one non-resident alien partner.

•	Payments of patronage dividends not paid in money.

•	Payments made by certain foreign organizations.
The chart below shows two of the types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.

IF the payment is for...	THEN the payment is exempt for...
Interest and dividend payments	All exempt recipients except for 9

Broker transactions	Exempt recipients 1 through 13; also, a person who regularly acts as a broker and who is registered under the Investment Advisers Act of 1940 who regularly acts as a broker

Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Exempt payees should file the Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER. Foreign payees who are not subject to backup withholding should complete the appropriate IRS Form W-8 and return it to the payer.
Privacy Act Notice
Section 6109 of the Code requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. It may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. It may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, and to federal law enforcement and intelligence agencies to combat terrorism.
Payees must provide payers with their taxpayer identification numbers whether or not they are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.
Penalties
(1) Penalty for Failure to Furnish Taxpayer Identification Number—If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) Civil Penalty for False Information With Respect to Withholding—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) Criminal Penalty for Falsifying Information—Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL
REVENUE SERVICE.